EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Dean Witter Realty Income Partnership IV, L.P. (the "Partnership") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jeffrey D. Hahn, Vice President and Principal Financial and Accounting Officer of Dean Witter Realty Fourth Income Properties Inc., the Managing General Partner of the Partnership, certify pursuant to Section 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.




     /s/ Jeffrey D. Hahn
     --------------------------------------
     Jeffrey D. Hahn
     Vice President and Principal Financial
     and Accounting Officer

     Dean Witter Realty Fourth Income Properties Inc., as
     Managing General Partner of Dean Witter Realty
     Income Partnership IV, L.P.


     Date: August 13, 2002